UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
IMPAX LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

     Following its review of the recent RiskMetrics Group analysis of the proposals to be submitted to stockholders at the Company’s 2009 Annual Stockholders Meeting, the Company’s Board of Directors on May 7, 2009 determined that it intends to approve at its meeting immediately following such annual meeting (1) an amendment of section 5.6 of the Company’s Amended and Restated 2002 Equity Incentive Plan to provide that no underwater options will be repurchased, repriced or replaced without the prior approval of the stockholders of the Company and further to provide that no underwater options will be repurchased for cash without the prior approval of the stockholders of the Company; and (2) an amendment of the Company’s 1999 employment agreement with Larry Hsu, the Company’s President and Chief Executive Officer, to provide that the termination payments provided by section 4.2 thereof shall be payable following a Change in Control of the Company only upon the simultaneous or subsequent actual or constructive termination of Dr. Hsu’s employment by the Company. Dr. Hsu has agreed to such amendment.